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                                                                   EXHIBIT 3.2


                          MOBIL G.B. 388 FINANCE, INC.
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                                    BY-LAWS
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                                   Article I
                                    OFFICES

Section 1.

          The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

          The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.


                                  Article II
                                 STOCKHOLDERS

Section 1.  PLACE OF MEETINGS.

          All meetings of the stockholders, both annual and special, shall be held at such time and place within or without the State of Delaware as may be determined by the President or Vice President and stated in the notice of meeting, or indicated in a duly executed waiver of notice thereof.

Section 2.  ANNUAL MEETING.

          The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting, commencing with the year 1995 shall be held on the Third Wednesday of October in each year, if not a legal holiday, and if a legal holiday then on the business day next following at 2:30 o'clock P.M.

          The meeting may be adjourned from time to time and place to place until its business is completed.

Section 3.  SPECIAL MEETINGS.

          Special meetings of the stockholders may be called by the President, the Board of Directors, or the holders of a majority of the shares entitled to vote at the meeting, at any time and place.
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Section 4.  NOTICE OF MEETING.

          Notice of every meeting of the stockholders or waiver thereof shall be executed in the manner prescribed by law.

          Provided, however, that where action is authorized by written consent, as set forth in Section 8, a meeting of the stockholders need not be called or noticed.

          Notice of any adjourned meeting need not be given unless the adjournment is for more than thirty days or unless after the adjournment a new record date is fixed for the adjourned meeting.

Section 5.  QUALIFICATION OF VOTERS.

          The Board of Directors (hereinafter sometimes referred to as the "Board") may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting. Each such stockholder may vote by proxy as prescribed by law.

Section 6.  QUORUM.

          Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the stockholders.

          If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time as provided by the notice provisions of Section 4 above.

Section 7.  PROCEDURE.

          The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the chairman of the meeting.

Section 8.  CONSENTS TO CORPORATE ACTION.

          Unless otherwise provided in the Certificate of Incorporation any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the shares issued and outstanding.
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                                  Article III
                                   DIRECTORS

Section 1.  NUMBER AND ELECTION.

          The number of Directors which shall constitute the entire Board of Directors shall be such as from time to time shall be determined by resolution of the Board of Directors, provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board.

          Each Director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

          The term "entire Board" as used in these By-Laws means the total number of Directors which the Corporation would have if there were no vacancies.

Section 2.  VACANCIES.

          Any vacancy and any newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next annual election of Directors by the stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

Section 3.  REGULAR MEETINGS.

          Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.

Section 4.  SPECIAL MEETINGS.

          Special meetings of the Board may be called at any time, at any place and for any purpose by the President, or by any officer of the Corporation upon the request of a majority of the entire Board.

Section 5.  NOTICE OF MEETING.

          Notice of regular meetings of the Board need not be given.
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          Notice of every special meeting of the Board shall be given to each
Director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed, transmitted electronically or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

          Provided, however, that notice shall not be required of any special meeting of the Board at which all the members of the Board are present.

Section 6.  QUORUM.

          Except as may be otherwise provided by law or in these By- Laws, the presence of at least one-third of the entire Board but not less than two Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board.

          In the absence of a quorum at any meeting of the Board, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

          Unless otherwise restricted by the Certificate of Incorporation, members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting. Each person participating in the meeting shall sign the minutes thereof. The minutes may be signed in counterparts, all of which taken together shall constitute a single instrument.

Section 8.  ACTIONS OF BOARD OF DIRECTORS BY CONSENT.

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent may be signed in counterparts each of which shall be filed with the minutes of proceedings of the Board or committee. All of said counterparts when taken together shall constitute a single instrument.
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Section 9.  POWERS.

          The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these By-Laws, directed or required to be exercised or done by the stockholders.

Section 10.  COMMITTEES OF DIRECTORS.

          The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal.

Section 11.  COMPENSATION OF DIRECTORS.

          Directors may receive such compensation for their services as shall be determined by a majority of the entire Board provided that Directors who are serving the Corporation, its subsidiaries, or affiliates as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as Directors.

                                  Article IV
                                   OFFICERS

Section 1.  NUMBER.

          The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, such number of vice presidents as the Board may from time to time determine, a Secretary, and a Treasurer.

Section 2.  ADDITIONAL OFFICERS.

          The Board may appoint such other officers, agents and employees as it shall deem appropriate.
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Section 3.  TERMS OF OFFICE.

          All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 4.  DUTIES.

          The officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors.


                                   Article V
             INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.

          The Corporation may indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

          The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the Corporation.


                                  Article VI
                                     SEAL

Section 1.

          The Corporate seal shall bear the name of the Corporation, the year of incorporation, and the state of incorporation.
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                                  Article VII
                                  AMENDMENTS

Section 1.  AMENDMENTS OF BY-LAWS.

          These By-Laws, or any of them, may from time to time be supplemented, amended or repealed (a) by a majority vote of the entire Board of Directors, or
(b) at any annual or special meeting of the stockholders, by the affirmative vote of a majority of the shares entitled to vote thereat provided that the proposed amendment or a summary thereof is contained in the notice of such stockholders' meeting.